As filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0303916
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

(Address, including zip code,
of registrant’s principal executive offices)

AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

Kevin M. Connor, Esq.
Senior Vice President, General Counsel & Secretary
AMC Entertainment Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

(Name and address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)
Class A Common Stock, par value $0.01 per share	9,474,000 shares	$18.00	$170,532,000	$21,964.53

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”),  this registration statement on Form S-8 (the “Registration Statement”) also covers additional shares of Class A common stock, par value $0.01 per share (the “Common Stock”), that may be offered or issued under the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with 457(h) under the Securities Act.

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

This registration statement registers shares of Class A Common Stock of AMC Entertainment Holdings, Inc. (the “Registrant”) that may be issued and sold under the AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”).  The Registrant hereby incorporates by reference into this Registration Statement the following documents, or portions thereof, previously filed by with the Securities and Exchange Commission (the “SEC”):

(a) the Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333- 190904), in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333- 190904), as amended, which description is incorporated by reference into the Form 8-A filed with the SEC on December 17, 2013, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated by reference herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Under Section 145(a) of the Delaware General Corporation Law (“DGCL”), a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the DGCL, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above in Sections 145(a) and 145(b) of the DGCL, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually or reasonably incurred by such person in connection therewith.

Section 145 of the DGCL also states that the indemnification and advancement of expenses provided for in such section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violations of certain sections of the DGCL (Sections 174, 160 and 173 of the DGCL) imposing certain requirements with respect to stock purchases, redemptions and dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant has obtained an insurance policy providing for indemnification of officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

The Registrant’s Third Amended and Restated Certificate of Incorporation will provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers.

The foregoing summaries are necessarily subject to the complete text of the applicable statute and the article(s) of the Registrant’s Third Amended and Restated Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit Description
4.1	AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to AMC Entertainment Holdings, Inc.

23.2	Consent of Deloitte & Touche LLP relating to National CineMedia, LLC

23.3	Consent of CohnReznick LLP relating to Digital Cinema Implementation Partners, LLC

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to Open Road Releasing, LLC

23.5	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included as part of the signature page)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, State of Kansas, on December 17, 2013.

AMC Entertainment Holdings, Inc.

By:	/s/ Gerardo I. Lopez
	Name:	Gerardo I. Lopez
	Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Craig R. Ramsey his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign this Registration Statement for the registration of shares of the Common Stock of AMC Entertainment Holdings, Inc. and any and all amendments (including post-effective amendments) and Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933 relating to the offering contemplated hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerardo I. Lopez	Chief Executive Officer, President and Director	December 17, 2013
Gerardo I. Lopez	(Principal Executive Officer)

/s/ Craig R. Ramsey	Executive Vice President and Chief Financial Officer	December 17, 2013
Craig R. Ramsey	(Principal Financial Officer)

/s/ Lin Zhang	Chairman of the Board and Director	December 17, 2013
Lin Zhang

Director
Anthony J. Saich

/s/ Chaohui Liu	Director	December 17, 2013
Chaohui Liu

/s/ Ning Ye	Director	December 17, 2013
Ning Ye

/s/ Kevin M. Connor	Senior Vice President, General Counsel and Secretary	December 17, 2013
Kevin M. Connor

/s/ Chris A. Cox	Senior Vice President and Chief Accounting Officer	December 17, 2013
Chris A. Cox	(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	AMC Entertainment Holdings, Inc. 2013 Equity Incentive Plan

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to AMC Entertainment Holdings, Inc.

23.2	Consent of Deloitte & Touche LLP relating to National CineMedia, LLC

23.3	Consent of CohnReznick LLP relating to Digital Cinema Implementation Partners, LLC

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to Open Road Releasing, LLC

23.5	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included as part of the signature page)